UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2011

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Amended and Restated Sale or Change of Control, Exclusivity and Noncompete Agreement.

IntriCon Corporation (the “Company”) entered into an Amended and Restated Sale or Change of Control, Exclusivity and Noncompete Agreement dated as of November 12, 2011 (the “Amended Sale or Change of Control Agreement”) with United Heathcare Services, Inc. (“United”). The Amended Sale or Change of Control Agreement amended and restated the Sale or Change of Control Agreement dated October 10, 2011 between the Company and United. These agreements were entered into pursuant to a Manufacturing Agreement between the Company and United dated as of September 26, 2011, as amended and restated as of November 12, 2011 (as amended and restated, the “Manufacturing Agreement”). For more information about the Manufacturing Agreement, see Item 8.01 below.

Under the Amended Sale or Change of Control Agreement, the Company agreed as follows:

•	If the Company’s Board of Directors determines to pursue a sale of the Company to any entity that manufactures or distributes hearing aids or to a Health Insurer (directly or indirectly), whether by way of stock purchase, asset sale, merger, other combination or any other change of control of the Company (each a “Sale Transaction”), the Board of Directors will offer to United the opportunity to complete the transaction on the same terms as offered by any third party (it being understood that a Sale Transaction process may involve several rounds of bidding).
•	If the Company’s Board of Directors determines to pursue a Sale Transaction of the Company to any other entity (i.e., an entity other than an entity that manufactures or distributes hearing aids or is a Health Insurer), the Company agrees to permit United to participate in any formal auction process or otherwise enter a competing bid to purchase the Company.

“Health Insurer” is defined as:

•	any entity (including without limitation corporations, LLCs, HMOs, not for profits) licensed by any state to offer and sell medical or health insurance;
•	any entity that has entered into a contract with the Centers for Medicare and Medicaid Services to provide healthcare benefits to eligible members;
•	any entity that manages or administers the healthcare benefits provided by any entity identified in the two preceding clauses; and
•	any affiliate of any entity identified in the three preceding clauses.

For purposes of the Amended Sale or Change of Control Agreement, a company that manufactures surgically implanted hearing instruments (e.g. cochlear implants) and does not manufacture or distribute other types of hearing aids is not an “entity that manufactures or distributes hearing aids”.

United acknowledged and agreed that all actions of the Company’s Board of Directors in connection with such a sale or change of control must be consistent with the Board of Directors’ legal duties and obligations to the Company and its shareholders. The Company and United agreed to cooperate to insure that the Company’s obligations and United’s rights under the Amended Sale or Change of Control Agreement are exercised in a manner consistent with the legal duties and obligations of the Company’s Board of Directors. The Company further agreed to cause those officers and directors identified by United, including the Company’s current directors and executive officers, to enter into the Shareholders Agreement, described in Item 8.01 below, with United.

The Amended Sale or Change of Control Agreement provides that the purchaser in any Sale Transaction must agree to cause the Company to perform all of the Company’s obligations under the Software Development and Assignment Agreement between United and the Company and the Manufacturing Agreement. Under the Amended Sale or Change of Control Agreement, if the Company’s Board approves a Sale Transaction, or a Sale Transaction otherwise occurs, United will have the right, in its sole discretion, to terminate, effective at any time within the next 180 days, all agreements between United and the Company, including any pending orders.

The Amended Sale or Change of Control Agreement provides that if United exits this business or if there is a sale of IntriCon in compliance with the Agreement, IntriCon will be released from its change of control obligation and this provision and the related Shareholders Agreement shall expire.

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In the Amended Sale or Change of Control Agreement, the Company agreed that during the term of the Manufacturing Agreement, it would not knowingly manufacture or sell, directly or indirectly, hearing aids or hearing aid accessories for any Health Insurer.

The Company also agreed that during the term of the Manufacturing Agreement:

•	the Company will not distribute the hearing aids or hearing aid related accessories that the Company provides to United under the Manufacturing Agreement or any similar product, including updated versions of the same or similar products, directly to the consumer; and
•	if the Company develops a new hearing related consumer product that is not subject to the terms of the Manufacturing Agreement that the Company desires to offer directly to consumers, the Company agrees to first offer to United the right to distribute that product to consumers. If United declines to distribute that new product, the Company may then distribute the product directly.

If the Company breaches the immediately preceding two clauses, or if United reasonably determines that the Company’s distribution of any hearing product directly to consumers, without first providing the right of first refusal to United, measurably and negatively impacts United’s business, United will have the right, in its sole discretion, to, among other things, terminate the Manufacturing Agreement if United determines the breach or negative impact continues for more than 30 days after providing written notice to the Company.

The Amended Sale or Change of Control Agreement will terminate upon the earlier of:

•	the termination of the Manufacturing Agreement or
•	the mutual agreement of United and the Company.

Notwithstanding the foregoing, specific obligations of a party to the Amended Sale or Change of Control Agreement may expire earlier pursuant to the provisions of the Agreement.

The foregoing description of the Amended Sale or Change of Control Agreement is qualified in its entirety by reference to the complete text of the Amended Sale or Change of Control Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 8.01      Other Events.

Manufacturing Agreement

On September 26, 2011, Company entered into the Manufacturing Agreement with United to supply hearing aids to United’s business unit known as hi HealthInnovations.

The Manufacturing Agreement sets forth terms under which IntriCon will manufacture and sell, and United will purchase, hearing aids and related accessories. The initial term of the Manufacturing Agreement will continue until December 31, 2014, unless earlier terminated as provided in the Manufacturing Agreement. United may also extend the term of the Manufacturing Agreement for up to two years on its then current terms and conditions.

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Under the Manufacturing Agreement, the Company is required to establish and maintain a certain level of manufacturing, supply chain and delivery capacity. United is not required to purchase any minimum amount under the Manufacturing Agreement.

The Manufacturing Agreement contains other terms and conditions, including the following:

•	representations and warranties and covenants of the parties;
•	pricing and payment terms;
•	specifications for the hearing aids and related products;
•	terms of purchase orders, capacity, shipping, delivery, testing, product improvement, product recalls and new products and accessories;
•	compliance with law and regulations, including FDA regulations, and United’s vendor code of conduct;
•	proprietary information; and
•	indemnification, warranties, insurance and dispute resolution.

Shareholders Agreement

On October 10, 2011, the Company, United and all of the directors and executive officers of the Company, consisting of Mark S. Gorder, Michael J. McKenna, Robert N. Masucci, Nicolas A. Giordano, Philip N. Seamon, Christopher D. Conger, Michael P. Geraci, Scott Longval, Dennis L. Gonsior, and Greg Gruenhagen (such directors and executive officers are referred to collectively as the “Holders”), entered into the Shareholders Agreement. The Shareholders Agreement was entered into pursuant to the Manufacturing Agreement and the Amended Sale or Change of Control Agreement.

Under the Shareholders Agreement, each Holder agreed with United that he would not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by such Holder in any Sale Transaction that is not conducted in compliance with the Amended Sale or Change of Control Agreement. For purposes of the Shareholders Agreement, the term “Shares” means:

•	all shares of Company common stock owned by the Holders, whether now outstanding or hereafter issued in any context,
•	all shares of Company common stock issued or issuable upon conversion of preferred stock and
•	all shares of Company common stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by such Holder or his successors or permitted transferees or assigns.

The Company agreed that in connection with any Sale Transaction, the Company would not transfer on its books any shares of its capital stock which are subject to the Shareholders Agreement unless the provisions of the Shareholders Agreement have been complied with in full. Any purported transfer by a Holder of capital stock of the Company without full compliance with the provisions of the Shareholders Agreement will be null and void. However, the Shareholders Agreement does not prevent any Holder from selling, assigning, transferring, pledging, hypothecating, mortgaging or disposing of, by gift or otherwise, or in any way encumbering, all or any part of the Shares in any transaction that is not a Sale Transaction.

If United and the Company enter into an agreement with respect to a Sale Transaction that is submitted to the shareholders of the Company for a vote (referred to as a “Sale Transaction Agreement”), each Holder agreed with United that he will be required to:

•	vote such Holder’s Shares of capital stock in favor of such Sale Transaction, and otherwise consent to and raise no objection to such transaction, and waive any dissenters’ rights, appraisal rights or similar rights that such Holder may have in connection with such Sale Transaction, and
•	sell such Holder’s Shares, and take all necessary and desirable actions as directed by the Board of Directors of the Company, in connection with the consummation of such Sale Transaction, including, to the extent applicable, granting consents to such Sale Transaction under other agreements between the Company and Holders (provided that a Holder shall not be required to waive any rights he may have under a lease agreement, employment agreement, benefit plan or other agreement with the Company) or voting the Shares of such Holders in favor of such Sale Transaction in votes (whether at a meeting of shareholders or by written consent) provided for under the Company’s charter documents, executing a purchase agreement and selling, exchanging or otherwise transferring all of the shares of the Company’s capital stock (or warrants or other rights to subscribe for or purchase capital stock) held by such Holders.

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The Shareholders Agreement provides that, if subsequent to the date of the Sale Transaction Agreement, the Company’s Board of Directors determines:

•	to accept or recommend a Superior Proposal, then the Holders may vote for and sell their Shares in such Superior Proposal; or
•	to terminate, or withdraw its recommendation of, the Sales Transaction Agreement (to the extent permitted by the Sales Transaction Agreement), then the Holders need not vote for or sell their shares pursuant to the Sales Transaction Agreement.

“Superior Proposal” means any bona fide written proposal to effect the sale or change of control of the Company that the Company Board determines in its good faith judgment (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) would, if consummated, result in a transaction that is:

•	more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by the Sale Transaction Agreement, taking into account all relevant factors and
•	not less reasonably capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory, and other aspects of the proposal, than the transactions contemplated by the Sale Transaction Agreement.

The Shareholders Agreement provides that if a Holder fails or refuses to vote or sell, as the case may be, the Holders Shares as required by the terms of the Shareholders Agreement, the Chief Executive Officer or President of the Company will be deemed to be:

•	granted by such Holder an irrevocable proxy, coupled with an interest, to vote such Holder’s Shares in accordance with this Section 2, or
•	appointed attorney-in-fact to sell (including the power to sign and deliver appropriate documentation) such Holder’s Shares, all in accordance with the Shareholders Agreement.

The Shareholders Agreement will terminate upon the earlier of:

•	the termination of the Manufacturing Agreement,
•	the mutual agreement of United and the Company, and
•	the termination of the Amended Sale or Change of Control Agreement.

The Shareholders Agreement provides that no Holder makes any agreement or understanding in the Shareholders Agreement in such Holder's capacity as a director or officer of the Company or any of its subsidiaries (if Holder holds such office), and nothing in the Shareholders Agreement:

•	will limit or affect any actions or omissions taken by any Holder in Holder's capacity as such a director or officer, including in exercising rights under any Sale Transaction Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or
•	will be construed to prohibit, limit or restrict any Holder from exercising such Holder's fiduciary duties as an officer or director to Company or its shareholders.

The foregoing description of the Shareholders Agreement is qualified in its entirety by reference to the complete text of the Shareholders Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: November 14, 2011

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